Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Philip Morris International Inc.'s Registration Statements on Form S-3 (File No. 333-172490) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298), of our report dated February 7, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers SA

/s/ JAMES A. SCHUMACHER	/s/ FELIX ROTH

James A. Schumacher	Felix Roth
Lausanne, Switzerland
February 22, 2013